PERFORMANCE GRAPH

          The following graph compares the cumulative total shareholder return of the shareholders of Vermont Financial Services Corp. ("VFSC")
to the return of the NASDAQ Stock Market U.S. Index ("NASDAQ"), which is a broad-based market index, and to the return of the NASDAQ Bank Stock Index ("NBS"), a national peer group index.
[/TABLE]
                       Table of Graph Points in Performance
                      Graph Investment Value at December 31,
          ___________________________________________________________
[CAPTION]   [C]    [C]      [C]       [C]       [C]       [C]
             1988     1989     1990      1991      1992      1993

  VFSC      $ 100  $ 97.99  $ 41.60   $ 58.54   $ 95.51   $108.29

  NASDAQ      100   121.24   102.96    165.21    192.10    219.21

  NBS         100   111.15    81.40    133.57    194.19    221.321
[/TABLE]

       (Note: Pursuant to Rule 304(d) of Regulation S-T promulgated under the Securities Act of 1933, as amended, the performance graph described in the preceding paragraph has been omitted from this EDGAR filing. The omitted graph is a linear graph depicting the points shown above. A supplementary paper copy of such performance graph will be submitted to the appropriate Branch Chief within the Securities and Exchange Commission's Division of Corporate Finance.)